UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2025

OLD MARKET CAPITAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3350 Omaha, Nebraska	68102
(Address of Principal Executive Offices)	(Zip Code)

(531) 867-3631
(Registrant’s telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OMCC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 8, 2025, the Board of Directors of Old Market Capital Corporation (the "Company") approved a plan to voluntarily delist the Company’s common stock from the NASDAQ Capital Market (“NASDAQ”), suspend its duty to file periodic reports and other information with the U.S. Securities and Exchange Commission (“SEC”), and terminate its registration of common stock under the federal securities laws. The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC on or about December 22, 2025, to effect the voluntary withdrawal of the listing of its securities from NASDAQ and the deregistration of its securities under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company anticipates that the delisting from NASDAQ and deregistration under Section 12(b) of its securities will become effective on or about January 2, 2026, at which time trading on NASDAQ will cease. Following the effectiveness of the Form 25, the Company intends to file a Form 15 with the SEC to deregister the Company’s securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter. The Company expects trading on NASDAQ to remain in effect until on or about January 2, 2026, with quotation on the OTC marketplace anticipated to begin on or around January 2, 2026, specifically on the OTCID Basic Market, under the current trading symbol OMCC. The Company can provide no assurance that trading in its common stock will continue on the OTCID Basic Market or otherwise.

The decision to voluntarily delist was made after careful consideration of several factors, including costs associated with being a public reporting company, low trading volumes, regulatory burdens, and to better focus the Company’s resources on enhancing long-term stockholder value. The Company expects to realize meaningful savings on an annual basis as a result of the delisting and deregistering of the Company’s common stock.

The Company does not anticipate any interruption in the trading of its shares during the transition process, although trading volumes and liquidity may vary. The Company also intends to provide quarterly earnings releases and an Annual Report through its Investors Portal which can be found at www.oldmarketcapital.com.

Item 8.01         Other Information

On December 11, 2025, the Company issued a press release announcing its intention to voluntarily delist and deregister its common stock. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

Exhibit #	Description
99.1	Press Release dated December 11, 2025 entitled “Old Market Capital Board of Directors Approves Plan to Voluntarily delist from NASDAQ and Transition to OTC Markets Exchange”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Old Market Capital Corporation
(Registrant)

Date: December 11, 2025	/s/ Charles Krebs
Charles Krebs
Chief Financial Officer